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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                    TEHAMA BANCORP
                       ----------------------------------------
                (Exact name of registrant as specified in its charter)

                     CALIFORNIA                        91-1775524
  ----------------------------------------------------------------------------
  (State of incorporation or organization)(I.R.S.  Employer Identification No.)


              239 SOUTH MAIN STREET         RED BLUFF, CALIFORNIA 96080
              ---------------------------------------------------------
                  (Address of principal executive offices)(Zip Code)


          Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered
           -------------------              ------------------------------

                 NONE






     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.   / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   / /


     Securities to be registered pursuant to Section 12(g) of the Act:

                                     COMMON STOCK
      -------------------------------------------------------------------------
                                   (Title of class)

      -------------------------------------------------------------------------
                                   (Title of class)


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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     See information under the heading "CAPITAL STOCK OF BANCORP AND THE BANK" on pages 29-32 of the Company's Pre-Effective Amendment No. 1 to Registration Statement No. 333-23525 on Form S-4 filed with the Commission on April 2, 1997, which information is incorporated here by reference.

ITEM 2. EXHIBITS.

     EX. 1     SPECIMEN COPY OF COMMON STOCK CERTIFICATE

     See Exhibit 4 to the Company's Registration Statement No. 333-23525 on Form S-4 filed with the Commission on March 18, 1997, which exhibit is incorporated by reference..

     EX. 2     REORGANIZATION AGREEMENT

     See Exhibit 2 to the Company's Registration Statement No. 333-23525 on Form S-4 filed with the Commission on March 18, 1997, which exhibit is incorporated by reference.


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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             TEHAMA BANCORP
                                        -----------------------------
                                               (Registrant)


Date: July 2, 1997                 By:   /s/ William P. Ellison
                                        -----------------------------
                                             William P. Ellison
                                    President and Chief Executive Officer